Exhibit 99.1

FOR IMMEDIATE RELEASE

iVillage Reports Record Net Income and
23% Year-over-Year Revenue Growth in the Third Quarter

NEW YORK – November 1, 2004 –iVillage Inc. (NASDAQ: IVIL), The Internet For WomenTM, a leading women’s media company and the number one women’s community online, today announced financial results for the third quarter ended September 30, 2004.

Third quarter 2004 revenues were $16.7 million, a 23% increase when compared to revenues of $13.6 million for the same period one year ago. Net income for the third quarter was a record $1.1 million, or $0.02 per share, compared to a net loss of $9.3 million, or ($0.17) per share, for the third quarter 2003.

iVillage reported Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)1 of $2.0 million for the third quarter 2004, which compares to an EBITDA loss of $7.8 million for the third quarter 2003, which included $6.1 million in charges related to lease renegotiation and operations restructuring. Excluding these charges, iVillage reported an EBITDA loss of $1.7 million for the third quarter 2003.

Douglas W. McCormick, Chairman & Chief Executive Officer, iVillage Inc. said, “As the most popular online destination for women, we are benefiting from a growing shift in ad dollars to the Internet. We reported record net income for the company in the third quarter and it is the fourth consecutive quarter of positive cash flow from operations for iVillage. We made substantial progress in the third quarter across our growth initiatives and with the upcoming rollout of our redesigned Web site, we are poised to end 2004 with an enhanced product and increasing profits.”

At the end of the third quarter 2004, iVillage had $84.5 million in cash and cash equivalents on its balance sheet and no debt.

Recent Developments

During the third quarter, iVillage entered into a new Web Site Services Agreement with Hearst Communications, Inc. that extended the companies’ magazine content license and hosting relationship for an additional three years. Under terms of the agreement, Hearst will pay to iVillage approximately $12.5 million over three years for hosting and production services related to Hearst magazine Web sites residing on iVillage.com. Certain of the production services will require work to be performed primarily in the fourth quarter of 2004. However, the accounting treatment associated with this agreement will result in iVillage recognizing revenue ratably over the life of the contract.

Third quarter 2004 revenues for iVillage.com were up 33% year-over-year, while the Company’s other businesses grew 12% compared to the year ago quarter. Wal-Mart, Inc. has recently indicated to iVillage that they would not be continuing the custom publications project with iVillage, which was used for baby promotions in Wal-Mart’s United States stores. This project accounted for  $4.8 million, or approximately 10% of total iVillage revenues, for the nine months ended September 30, 2004, and $4.0 million, or approximately 7% of total iVillage revenues, for the year ended December 31, 2003.

McCormick stated, “With strong growth anticipated in the Internet advertising sector, we believe there is great opportunity to replace this revenue in 2005 at a higher margin and in a manner more central to our mission.”

Business Outlook

Due to revenue recognition timing under the Hearst agreement and some softness in the offline business, iVillage currently expects to report fourth quarter 2004 revenue between $17.6 million and $18.2 million and EBITDA of between $3.1 million and $3.6 million. For fiscal year 2004, iVillage currently expects approximately 20% to 21% growth in total revenue and approximately 25% to 27% growth in iVillage.com revenues as compared to revenue for fiscal year 2003. Additionally, the Company currently expects EBITDA for the full year 2004 to be between $7.6 million and $8.1 million. The Company also currently expects to deliver net income between $2.0 million and $2.5 million for the full year 2004, exceeding its previous guidance. iVillage reserves the right to update its financial outlook at any time for any reason.

Company Highlights

•	During the third quarter 2004, iVillage announced that Ajit M. Dalvi, a marketing and cable veteran, was appointed to the Company's Board of Directors. Mr. Dalvi is a former executive of The Coca-Cola Company and Cox Communications, Inc., and brings considerable marketing, distribution and technology experience to the board.

•	The iVillage Parenting Network continues to negotiate with hospitals to convert The Newborn Channel service to fee-based contracts. At the close of the third quarter 2004, 54% of Newborn Channel agreements have been converted to a for-pay model, representing approximately $7.3 million in contract value over the next several years. This surpasses iVillage’s previously announced goal of having 50% converted by the end of 2004.

•	iVillage.com sponsorship and advertising, adjusted for the Hearst legacy deal, increased approximately 50% on a year-to-year third quarter comparison.

•	During the third quarter 2004, the number of active advertisers increased 9% compared to the second quarter 2004 and 25% compared to the third quarter 2003.

•	During the third quarter 2004, iVillage added over 130 new advertisers or brands and had more than 35 renewals. New marketers, or those deepening their iVillage relationship by adding new brands, included, Dell, Inc., GlaxoSmithKline, New Line Cinema, Mattel, Inc., Nestlé Purina PetCare Company, Universal Studios Inc., Walgreen Company, and WestPoint Stevens, among others.

Metrics

•	The iVillage Network is the 32nd most visited Web site in the U.S. according to comScore Media Metrix[2]. With approximately 14.4 million unique monthly visitors, iVillage reaches over 9% of the total U.S. online population and more than 13.6% of women 18+ online[3]. Visitors return nearly 3 times per month on average[4].

•	iVillage is the #1 women’s community site and the #4 community site overall on the Web[4].

•	At the end of the third quarter 2004, iVillage.com had approximately 12.3 million registered members[5].

•	iVillage delivered nearly 366 million average monthly page views during the third quarter 2004[6].

Conference Call

iVillage will hold a conference call to discuss its third quarter 2004 financial results today at 4:30 PM (EDT). The conference call will be broadcast live on the Internet and will be available on iVillage’s Investor Relations Web site, located at www.ivillage.com/investor, and on Street Events, located at www.streetevents.com. A replay of the conference call will be available on the iVillage Investor Relations Web site approximately one hour after the call ends on Monday, November 1, 2004 until 5:30 PM (EDT) on Monday, November 8, 2004. A transcript of the conference call will be available on the iVillage Investor Relations Web site thereafter.

About iVillage Inc.

iVillage is “the Internet for women” and consists of several online and offline media-based properties that seek to enrich the lives of women, teenage girls and parents through the offering of unique content, community applications, tools and interactive features. iVillage Inc. (NASDAQ: IVIL) was established in 1995 and is headquartered in New York City.

Average monthly page views for iVillage.com and its affiliate Web sites (“The iVillage Network”) totaled nearly 366 million for the quarter ended September 30, 2004. In September 2004, according to comScore Media Metrix, The iVillage Network ranked 32nd among the top 100 Web and Digital Media properties with approximately 14.4 million unique visitors in the United States and had an average reach of more than 9% of the total online population and nearly 14% of women 18+ online. Also, according to the same report, The iVillage Network was the number one “women’s community site” and the number four “community site” overall on the Web.

For more information about iVillage, visit www.ivillage.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

iVillage Inc. has included in this press release certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 concerning iVillage’s business, operations and financial condition. The words or phrases “can be,” “expects,” “may affect,” “anticipates,” “may depend,” “believes,” “estimates,” “plans,” “projects” and similar words and phrases are intended to identify such forward-looking statements. These forward-looking statements are subject to various known and unknown risks and uncertainties and iVillage cautions you that any forward-looking information provided by or on behalf of iVillage is not a guarantee of future results, performance or achievements. Actual results could differ materially from those anticipated in these forward-looking statements due to a number of factors, some of which are beyond iVillage’s control. In addition to those risks discussed in iVillage’s other press releases, public filings and statements by iVillage’s management, factors that may cause iVillage’s actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward looking statements include: (i) the volatile and competitive nature of the Internet industry and the media industry, (ii) changes in domestic and foreign economic, political and market conditions, (iii) the effect of federal, state and foreign regulation on iVillage’s business, (iv) the impact of recent and future acquisitions and joint ventures on iVillage’s business and financial condition, (v) iVillage’s ability to establish and maintain relationships with advertisers, sponsors, and other third-party providers and partners, (vi) iVillage’s ability to maintain or increase user traffic levels, (vii) the loss of one or more of iVillage’s major customers and (viii) the impact of pending litigation on iVillage’s business, results of operations and financial condition. All such forward-looking statements are current only as of the date on which such statements were made. iVillage does not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.

#      #      #

CONTACT:
iVillage Inc.
Carl Fischer
212.600.6502
cfischer@mail.ivillage.com

1

To supplement its consolidated financial statements presented in accordance with generally accepted accounting principles (“GAAP”) in the United States, iVillage uses non-GAAP measures of operating results and net income, such as EBITDA (defined by iVillage as Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization), which are adjusted from results based on GAAP to exclude certain expenses, such as lease restructuring charges and charges related to impairment of fixed assets. These non-GAAP adjustments are provided to enhance individuals’ overall understanding of the Company’s current financial performance and its prospects for the future. Specifically, iVillage believes the non-GAAP financial measures provide useful information to both management and investors by excluding certain expenses that are not indicative of the Company’s core operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods. In addition, since iVillage has historically reported non-GAAP results to the investment community, the Company believes the inclusion of non-GAAP financial measures provides consistency in its financial reporting. Further, these non-GAAP results are important indicators management uses for planning and forecasting in future periods, for making financial and operating decisions and to establish certain executive compensation. Although iVillage believes, for the foregoing reasons, that its presentation of non-GAAP financial measures provides useful supplemental information to investors regarding its results of operations, these non-GAAP financial measures should only be considered in addition to, and not as a substitute for or superior to, iVillage’s financial measures prepared in accordance with GAAP. Please refer to iVillage’s unaudited consolidated financial statements accompanying this press release for a reconciliation of any non-GAAP financial measures included in this press release to the corresponding GAAP financial measures. Although EBITDA is frequently used as a measure of operating performance, it is not necessarily comparable to other similarly titled captions of other companies due to differences in methods of calculation.

2

The following affiliated properties and Web sites under iVillage.com: The Women’s Network (“The iVillage Network”) are measured by comScore Media Metrix: iVillage.com, iVillage Astrology, iVillage Family, iVillage Health, iVillage Substance, iVillage.co.uk, Americancapitalservices.com, Business Women’s Network, Cosmomag.com, Countrylivingmag.com, Countrylivinggardener.com, Gardenweb.com, Goodhousekeeping.com, Housebeautiful.com, Mail.com, Marieclaire.com, Marieclairereader.com, Promotions.com, Redbookmag.com, Sendthisaround.com, Tncweddings.com, Townandcountrymag.com, Webstakes.com, and Women.com. All references in this release to The iVillage Network and comScore Media Metrix include these web properties.

3	comScore Media Metrix, September 2004.
4	comScore Media Metrix custom report, September 2004.
5	iVillage internal statistics, three months ended September 30, 2004.
6	iVillage internal statistics, three months ended September 30, 2004.

iVillage Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,

	2004	2003	2004	2003

Revenues	$16,698	$13,562	$48,703	$39,358

Operating expenses:
Editorial, product development and technology	7,740	7,551	22,264	22,180
Sales and marketing	4,562	4,476	13,670	15,034
General and administrative	2,440	4,198	8,233	10,295
Lease restructuring charge and related impairment of fixed
assets	–	5,101	–	9,126
Depreciation and amortization	1,140	1,856	4,897	6,804
Impairment of goodwill, intangibles and fixed assets	–	–	–	4,029

Total operating expenses	15,882	23,182	49,064	67,468

Income (loss) from operations	816	(9,620)	(361)	(28,110)

Interest income, net	236	62	304	192
Other income, net	11	139	97	139
Gain on sale of joint venture interest	76	200	319	425

Income (loss) before minority interest	1,139	(9,219)	359	(27,354)

Minority interest	–	(47)	–	(107)

Net income (loss)	$1,139	$(9,266)	$359	$(27,461)

Basic net income (loss) per share	$0.02	$(0.17)	$0.01	$(0.49)

Diluted net income (loss) per share	$0.02	$(0.17)	$0.01	$(0.49)

Weighted-average shares of common stock outstanding
used in computing basic net income (loss) per share	70,891	55,753	62,834	55,613

Weighted-average shares of common stock outstanding
used in computing diluted net income (loss) per share	75,230	55,753	67,902	55,613

iVillage Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	September 30,	December 31,
	2004	2003

ASSETS:

Current assets:
Cash and cash equivalents	$84,465	$15,823
Accounts receivable, net	7,903	7,517
Prepaid rent	318	318
Other current assets	4,530	3,520

Total current assets	97,216	27,178

Fixed assets, net	7,483	7,269
Goodwill and intangible assets, net	31,733	34,569
Prepaid rent, net of current portion	3,241	3,354
Other assets	135	158

Total assets	$139,808	$72,528

LIABILITIES and STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable and accrued expenses	$10,764	$10,441
Deferred revenue	3,008	3,323
Other liabilities	241	334

Total current liabilities	14,013	14,098

Deferred rent, net of current portion	1,375	1,483

Total liabilities	15,388	15,581

Commitments and contingencies

Stockholders' equity	124,420	56,947

Total liabilities and stockholders' equity	$139,808	$72,528

iVillage Inc. and Subsidiaries
Quarterly Income Statement
($ in Million except for per share amounts)
(Unaudited)

	Mar-03	Jun-03	Sep-03	Dec-03	FY 03	Mar-04	Jun-04	Sep-04

Revenue	$12.592	$13.204	$13.562	$15.863	$55.221	$15.507	$16.498	$16.698
Growth q-q	-8%	5%	3%	17%		-2%	6%	1%
Growth Y/y	-16%	-18%	-7%	16%	-7%	23%	25%	23%

Editorial, product development & technology	7.575	7.054	7.551	6.662	28.842	7.511	7.013	7.740
% of Revenues	60%	53%	56%	42%	52%	48%	43%	46%
Sales and marketing	5.525	5.033	4.476	4.929	19.963	4.385	4.723	4.562
% of Revenues	44%	38%	33%	31%	36%	28%	29%	27%
General and administrative	3.032	3.065	4.198	3.019	13.314	2.908	2.885	2.440
% of Revenues	24%	23%	31%	19%	24%	19%	17%	15%
Lease restructuring charge and other related costs	–	4.025	5.101	–	9.126	–	–	–
% of Revenues	0%	30%	38%	0%	17%	0%	0%	0%
Depreciation and amortization	2.723	2.225	1.856	1.791	8.595	1.804	1.953	1.140
% of Revenues	22%	17%	14%	11%	16%	12%	12%	7%
Impairment of goodwill, intangibles and fixed assets	–	4.029	–	–	4.029	–	–	–
% of Revenues	0%	31%	0%	0%	7%	0%	0%	0%

Total operating expenses	18.855	25.431	23.182	16.401	83.869	16.608	16.574	15.882
% of Revenues	150%	193%	171%	103%	152%	107%	100%	95%

(Loss) income from operations	(6.263)	(12.227)	(9.620)	(0.538)	(28.648)	(1.101)	(0.076)	0.816

Interest income, net	0.089	0.041	0.062	0.026	0.218	0.018	0.050	0.236
Other income, net	–	–	0.139	0.588	0.727	0.052	0.034	0.011
Gain on sale of joint venture interest	0.025	0.200	0.200	0.200	0.625	0.167	0.076	0.076
Minority interest	0.013	(0.073)	(0.047)	0.056	(0.051)	–	–	–

Net (loss) income	$(6.136)	$(12.059)	$(9.266)	$0.332	$(27.129)	$(0.864)	$0.084	$1.139

Basic and diluted net (loss) income per share	$(0.11)	$(0.22)	$(0.17)	$0.01	$(0.49)	$(0.01)	$0.00	$0.02
Weighted average shares of common stock outstanding - basic	55.5	55.6	55.8	56.2	55.8	58.4	59.1	70.9
Weighted average shares of common stock outstanding - diluted	55.5	55.6	55.8	59.7	55.8	58.4	64.4	75.2

Additional Financial Information
Revenue from barter	0.975	0.975	1.057	0.981	3.988	0.844	1.119	1.204
% of Revenues	8%	7%	8%	6%	7%	5%	7%	7%

iVillage Inc. and Subsidiaries
Supplemental Financial Data
(in thousands)
(unaudited)

	Three months ended September 30,		Nine months ended September 30,

	2004	2003	2004	2003

EBITDA (loss) reconciliation:
Net income (loss)	$1,139	$(9,266)	$359	$(27,461)
Addback: Depreciation and amortization	1,140	1,856	4,897	6,804
Impairment of goodwill, intangibles and fixed assets	–	–	–	4,029
Interest income, net	(236)	(62)	(304)	(192)
Other income, net	(11)	(139)	(97)	(139)
Gain on sale of joint venture interest	(76)	(200)	(319)	(425)
Minority interest	–	47	-	107

EBITDA (loss)	$1,956	$(7,764)	$4,536	$(17,277)

EBITDA (loss) excluding certain one-time and/or non-cash charges:
reconciliation:
EBITDA (loss)	$1,956	$(7,764)	$4,536	$(17,277)
Addback: Lease restructuring charge and severance and other related costs	–	6,050	–	10,075

EBITDA (loss) excluding certain one-time and/or non-cash charges	$1,956	$(1,714)	$4,536	$(7,202)

Revenues by property:
iVillage.com (1)	$9,524	$7,179	$27,857	$22,326
Astrology.com	908	763	2,536	2,160
IVPN	5,351	5,095	15,741	12,542
PAG	915	525	2,569	2,330

Total revenues	$16,698	$13,562	$48,703	$39,358

(1) Included in iVillage.com revenues are iVillage.com, Promotions.com, Substance.com and Women.com properties and gURL.com, iVillage Consulting and iVillage Solutions divisions.

Operating expenses excluding certain one-time and/or non-cash charges reconciliation:
Operating expenses	$15,882	$23,182	$49,064	$67,468
Exclude: Lease restructuring charge and severance and other related costs	–	6,050	–	10,075
Impairment of goodwill, intangibles and fixed assets	–	–	–	4,029

Operating expenses excluding certain one-time and/or non-cash charges	$15,882	$17,132	$49,064	$53,364

iVillage.com sponsorship and advertising revenues excluding Hearst reconciliation:
iVillage.com sponsorship and advertising revenues	$5,706	$4,520
Exclude: Hearst	–	(706)

iVillage.com sponsorship and advertising revenues excluding Hearst	$5,706	$3,814

% Growth of iVillage.com sponsorship and advertising revenues excluding
Hearst	50%

Q3 2004 EBITDA margin reconciliation (all amounts are stated as a percentage of Revenues):
Net income	6.82%
Addback: Depreciation and amortization	6.83%
Interest income, net	-1.41%
Other income, net	-0.07%
Gain on sale of joint venture interest	-0.46%

Q3 2004 EBITDA margin	11.71%

iVillage Inc. and Subsidiaries
Quarterly Supplemental Financial Data
($ in Million except for per share amounts)
(Unaudited)

	Mar-03	Jun-03	Sep-03	Dec-03	FY 03	Mar-04	Jun-04	Sep-04

EBITDA (loss) reconciliation:
Net (loss) income	$(6.136)	$(12.059)	$(9.266)	$0.332	$(27.129)	$(0.864)	$0.084	$1.139
Addback: Depreciation and amortization	2.723	2.225	1.856	1.791	8.595	1.804	1.953	1.140
Impairment of goodwill, intangibles and
fixed assets	–	4.029	–	–	4.029	–	–	–
Interest income, net	(0.089)	(0.041)	(0.062)	(0.026)	(0.218)	(0.018)	(0.050)	(0.236)
Other income, net	–	–	(0.139)	(0.588)	(0.727)	(0.052)	(0.034)	(0.011)
Gain on sale of joint venture interest	(0.025)	(0.200)	(0.200)	(0.200)	(0.625)	(0.167)	(0.076)	(0.076)
Minority interest	(0.013)	0.073	0.047	(0.056)	0.051	–	–	–

EBITDA (loss)	$(3.540)	$(5.973)	$(7.764)	1.253	$(16.024)	$0.703	$1.877	$1.956

EBITDA (loss) excluding certain one-time and/or non-cash charges reconciliation:
EBITDA (loss)	$(3.540)	$(5.973)	$(7.764)	$1.253	$(16.024)	$0.703	$1.877	$1.956
Addback: Lease restructuring charge and severance and other related costs	–	4.025	6.050	–	10.075	–	–	–

EBITDA (loss) excluding certain one-time and/or non-cash charges	$(3.540)	$(1.948)	$(1.714)	$1.253	$(5.949)	$0.703	$1.877	$1.956

Net (loss) income excluding certain one-time and/or non-cash charges reconciliation:
Net (loss) income	$(6.136)	$(12.059)	$(9.266)	$0.332	$(27.129)	$(0.864)	$0.084	$1.139
Addback: Lease restructuring charge and severance and other related costs	–	4.025	6.050	–	10.075	–	–	–
Impairment of goodwill, intangibles and fixed assets	–	4.029	–	–	4.029	–	–	–

Net (loss) income excluding certain one-time and/or non-cash charges	$(6.136)	$(4.005)	$(3.216)	$0.332	$(13.025)	$(0.864)	$0.084	$1.139

Basic and diluted net (loss) income excluding certain one-time and/or non-cash charges per share reconciliation:
Basic and diluted net (loss) income per share	$(0.11)	$(0.22)	$(0.17)	$0.01	$(0.49)	$(0.01)	$0.00	$0.02
Addback: Lease restructuring charge and severance and other related costs	–	0.07	0.11	–	0.18	–	–	–
Impairment of goodwill, intangibles and fixed assets	–	0.07	–	–	0.07	–	–	–

Basic and diluted net (loss) income excluding certain one-time and/or non-cash charges per share	$(0.11)	$(0.07)	$(0.06)	$0.01	$(0.23)	$(0.01)	$0.00	$0.02

Weighted average shares of common stock outstanding used in computing net (loss) income excluding certain one-time and/or non-cash charges per share
Basic	55.5	55.6	55.8	56.2	55.8	58.4	59.1	70.9
Diluted	55.5	55.6	55.8	59.7	55.8	58.4	64.4	75.2